Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2023 First Quarter Results
SALT LAKE CITY, May 2, 2023 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a constituent of the S&P 500, announced operating results for the three months ended March 31, 2023.
Highlights for the three months ended March 31, 2023:

•Achieved net income attributable to common stockholders of $1.46 per diluted share, representing a 3.3% decrease compared to the same period in the prior year.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.02 per diluted share. FFO, excluding adjustments (“Core FFO”), was also $2.02 per diluted share, representing a 0.5% increase compared to the same period in the prior year.

•Increased same-store revenue by 7.4% and same-store net operating income (“NOI”) by 8.7% compared to the same period in the prior year.

•Reported same-store occupancy of 93.5% as of March 31, 2023, compared to 94.3% as of March 31, 2022.

•Acquired one store at completion of construction (a “Certificate of Occupancy store” or “C of O store”) for a total cost of approximately $13.1 million.

•In conjunction with joint venture partners, acquired five operating stores for a total cost of approximately $101.2 million, of which the Company invested $20.2 million.

•Originated $53.0 million in mortgage and mezzanine bridge loans and sold $34.2 million in mortgage bridge loans.

•Completed a public bond offering issuing $500.0 million of 5.7% senior unsecured notes due 2028.

•Added 48 stores (44 stores net) to the Company's third-party management platform. As of March 31, 2023, the Company managed 931 stores for third parties and 323 stores in unconsolidated joint ventures, for a total of 1,254 managed stores.

•Paid a quarterly dividend of $1.62 per share.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We maintained strong first quarter occupancy, driving first quarter same-store net operating income growth of 8.7%, despite exceptionally difficult year over year comparables. We are excited about our announcement subsequent to quarter end of our strategic combination with Life Storage, Inc. in a leverage neutral, all-stock transaction. The pending merger will create a preeminent storage platform, which we expect to create significant synergies and unlock additional value for both companies' stockholders.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three months ended March 31, 2023 and 2022. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2023		2022
		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$196,304	$1.46	$203,579	$1.51
Impact of the difference in weighted average number of shares – diluted[2]		(0.09)		(0.08)
Adjustments:
Real estate depreciation	71,248	0.50	62,692	0.43
Amortization of intangibles	4,170	0.03	2,766	0.02
Unconsolidated joint venture real estate depreciation and amortization	4,939	0.03	3,853	0.03
Distributions paid on Series A Preferred Operating Partnership units	(159)	—	(572)	—
Income allocated to Operating Partnership and other noncontrolling interests	12,574	0.09	14,138	0.10
FFO	$289,076	$2.02	$286,456	$2.01

Adjustments:

CORE FFO	$289,076	$2.02	$286,456	$2.01

Weighted average number of shares – diluted[3]	143,357,961		142,798,058

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three months ended March 31, 2023 and 2022 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended March 31,		Percent
	2023	2022	Change
Same-store property revenues[2]
Net rental income	$370,630	$345,875	7.2%
Other income	13,462	11,748	14.6%
Total same-store revenues	$384,092	$357,623	7.4%

Same-store operating expenses[2]
Payroll and benefits	$20,842	$20,060	3.9%
Marketing	6,172	5,560	11.0%
Office expense[3]	11,979	10,679	12.2%
Property operating expense[4]	9,863	8,828	11.7%
Repairs and maintenance	6,417	7,486	(14.3)%
Property taxes	34,346	34,790	(1.3)%
Insurance	3,622	2,713	33.5%
Total same-store operating expenses	$93,241	$90,116	3.5%

Same-store net operating income[2]	$290,851	$267,507	8.7%

Same-store square foot occupancy as of quarter end	93.5%	94.3%

Properties included in same-store	914	914

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.

Same-store revenues for the three months ended March 31, 2023 increased compared to the same period in 2022 due to higher average rates to existing customers and higher other operating income partially offset by lower occupancy.
Same-store expenses increased for the three months ended March 31, 2023 compared to the same period in 2022 due to increases in payroll, marketing, credit card processing fees, utilities and insurance, partially offset by savings in repairs and maintenance and property taxes.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three months ended March 31, 2023 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed/Completed through March 31, 2023		Closed/Completed Subsequent to March 31, 2023		Scheduled to Still Close/Complete in 2023		Total 2023		To Close/Complete in 2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores[1]	—	$—	—	$—	1	$4,650	1	$4,650	—	$—
C of O and Development Stores[2]	1	13,073	—	—	5	69,492	6	82,565	6	74,614
EXR Investment in Wholly-Owned Stores	1	13,073	—	—	6	74,142	7	87,215	6	74,614

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[2]	5	20,243	—	—	—	—	5	20,243	—	—
EXR Investment in JV Development and C of O2	—	—	—	—	3	28,095	3	28,095	4	57,025
EXR Investment in Joint Ventures	5	20,243	—	—	3	28,095	8	48,338	4	57,025
Total EXR Investment	6	$33,316	—	$—	9	$102,237	15	$135,553	10	$131,639

(1)Totals do not include the store totals or values associated with the proposed merger with Life Storage.
(2)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Life Storage Merger:
On April 3, 2023, the Company announced that it entered a definitive merger agreement (the “Agreement”) with Life Storage, Inc. (NYSE: LSI) (“Life Storage”) in an all-stock transaction. Under the terms of the Agreement, Life Storage stockholders will receive 0.895 of a share of common stock of the Company for each issued and outstanding share of Life Storage they own for estimated total consideration of $12.7 billion, based on Life Storage's closing share price on March 31, 2023. Following the merger, the combined company will have a portfolio of over 3,500 locations and over 264.0 million net rentable square feet. The transaction is currently expected to close in the second half of 2023, subject to the approval of the Company's and Life Storage's stockholders and satisfaction of other customary closing conditions.

Preferred Stock Investment:
On May 1, 2023, the Company invested $150.0 million in shares of newly issued convertible preferred stock of Strategic Storage Trust VI, Inc., an affiliate of SmartStop Self Storage REIT, Inc. The dividend rate for the preferred shares is 8.35% per annum, subject to increase after five years. The preferred shares are generally not redeemable for three years, except in the case of a change of control, initial listing or certain other events, and are redeemable thereafter subject to a redemption premium.

Bridge Loans:
During the three months ended March 31, 2023, the Company originated $53.0 million in bridge loans and sold $34.2 million in bridge loans. The Company has an additional $229.8 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2023 and an additional $50.0 million under agreement to close in 2024. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Property Management:
As of March 31, 2023, the Company managed 931 stores for third-party owners and 323 stores owned in unconsolidated joint ventures, for a total of 1,254 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
During the three months ended March 31, 2023, the Company completed a public bond offering issuing $500.0 million of 5.7% senior unsecured notes due 2028. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
During the three months ended March 31, 2023, the Company did not issue any shares on its ATM program, and it currently has $800.0 million available for issuance. The Company did not repurchase any shares of common stock using its stock repurchase program during the quarter, and as of March 31, 2023, the Company had authorization to purchase up to an additional $337.0 million under the plan.
As of March 31, 2023, the Company’s percentage of fixed-rate debt to total debt was 70.7%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 77.6%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.6% and 6.0%, respectively. The combined weighted average interest rate was 4.3% with a weighted average maturity of approximately 5.0 years.
Subsequent to quarter end, on April 4, 2023, S&P Global placed all of its ratings on the Company, including its BBB issuer rating, to CreditWatch with positive implications, stating that the CreditWatch placement reflects S&P Global's view that the pending merger with Life Storage will enhance the Company's credit profile, given the expected increase in scale and synergy opportunities following the merger.

Dividends:
On March 31, 2023, the Company paid a first quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on March 15, 2023, an 8.0% increase over the prior quarter's dividend.

Outlook:
The following table outlines the Company's initial Core FFO estimates and annual assumptions for the year ending December 31, 20231:

	Ranges for 2023 Annual Assumptions		Initial Ranges for 2023 Annual Assumptions		Notes
	(May 2, 2023)		(February 22, 2023)
	Low	High	Low	High
Core FFO	$8.30	$8.60	$8.30	$8.60
Dilution per share from C of O and value add acquisitions	$0.23	$0.23	$0.25	$0.25
Same-store revenue growth	3.75%	5.25%	3.75%	5.25%	Same-store pool of 914 stores
Same-store expense growth	5.00%	6.00%	5.00%	6.00%	Same-store pool of 914 stores
Same-store NOI growth	3.00%	5.50%	3.00%	5.50%	Same-store pool of 914 stores
Weighted average one-month LIBOR/SOFR	4.69% / 4.57%	4.69% / 4.57%	4.77% / 4.68%	4.77% / 4.68%

Net tenant reinsurance income	$160,000,000	$161,000,000	$158,500,000	$159,500,000
Management fees and other income	$86,000,000	$87,000,000	$86,000,000	$87,000,000
Interest income	$82,000,000	$83,000,000	$87,000,000	$88,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$139,000,000	$140,000,000	$140,500,000	$141,500,000	Includes non-cash compensation
Average monthly cash balance	$25,000,000	$25,000,000	$25,000,000	$25,000,000
Equity in earnings of real estate ventures	$53,000,000	$54,000,000	$48,500,000	$49,500,000	Includes dividends from SmartStop preferred investments
Interest expense	$335,000,000	$338,000,000	$333,000,000	$336,000,000
Income Tax Expense	$23,500,000	$24,500,000	$23,500,000	$24,500,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$250,000,000	$250,000,000	$250,000,000	$250,000,000	Represents the Company's investment and excludes Life Storage merger
Bridge loans outstanding	$600,000,000	$600,000,000	$650,000,000	$650,000,000	Represents the Company's average retained loan balances for 2023
Weighted average share count	144,000,000	144,000,000	144,000,000	144,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, May 3, 2023, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BIbd661983adb44bc19de7d41dba16595e.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on May 3, 2023.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year, statements concerning our pending merger with Life Storage and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•our and Life Storage’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction;
•the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement relating to the proposed transaction;
•risks related to diverting the attention of our management and Life Storage’s management from ongoing business operations;
•failure to realize the expected benefits of the proposed transaction;
•significant transaction costs and/or unknown or inestimable liabilities;
•the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay;
•the risk that Life Storage’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;
•risks related to future opportunities and plans for the combined company following the merger, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction;
•the effect of the prior announcement of the proposed transaction on our ability and the ability of Life Storage to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships;
•risks related to the market value of our common stock to be issued in the proposed transaction;
•other risks related to the completion of the proposed transaction and actions related thereto;
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our or Life Storage's properties, which could cause rents and occupancy rates to decline;

•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes;
•impacts from any outbreak of highly infectious or contagious diseases such as COVID-19, including reduced demand for self-storage space and ancillary products, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 914 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of March 31, 2023, the Company owned and/or operated 2,388 self-storage stores in 41 states and Washington, D.C. The Company’s stores comprise approximately 1.7 million units and approximately 180.0 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, we intend to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a document that serves as a prospectus of the Company and a joint proxy statement of the Company and Life Storage (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the Company’s stockholders and Life Storage’s stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company and Life Storage with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.extraspace.com or by contacting the Company’s Investor Relations at info@extraspace.com. Copies of the documents filed by Life Storage with the SEC will be available free of charge on Life Storage’s website at www.lifestorage.com or by contacting Brent Maedl with Life Storage’s Investor Relations department at bmaedl@lifestorage.com or by calling (716) 328-9756.

Participants in the Solicitation

The Company and Life Storage and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of the Company is available in the Company’s proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 4, 2023. Information about directors and executive officers of Life Storage is available in the Life Storage proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 13, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from the Company and Life Storage as indicated above.

No Offer or Sale
This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
###
For Information:

Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets:
Real estate assets, net	$9,991,446	$9,997,978
Real estate assets - operating lease right-of-use assets	226,483	221,725
Investments in unconsolidated real estate entities	600,617	582,412
Investments in debt securities and notes receivable	863,913	858,049
Cash and cash equivalents	47,951	92,868
Other assets, net	402,259	414,426
Total assets	$12,132,669	$12,167,458
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,306,301	$1,288,555
Unsecured term loans, net	2,672,668	2,340,116
Unsecured senior notes, net	3,258,329	2,757,791
Revolving lines of credit	94,500	945,000
Operating lease liabilities	234,255	229,035
Cash distributions in unconsolidated real estate ventures	68,284	67,352
Accounts payable and accrued expenses	178,156	171,680
Other liabilities	287,475	289,655
Total liabilities	8,099,968	8,089,184
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 135,007,280 and 133,921,020 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,350	1,339
Additional paid-in capital	3,376,458	3,345,332
Accumulated other comprehensive income	35,081	48,798
Accumulated deficit	(159,556)	(135,872)
Total Extra Space Storage Inc. stockholders' equity	3,253,333	3,259,597
Noncontrolling interest represented by Preferred Operating Partnership units, net	222,940	261,502
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	556,428	557,175
Total noncontrolling interests and equity	4,032,701	4,078,274
Total liabilities, noncontrolling interests and equity	$12,132,669	$12,167,458

Consolidated Statement of Operations for the Three Months Ended March 31, 2023 and 2022
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended March 31,
	2023	2022
Revenues:
Property rental	$433,962	$379,808
Tenant reinsurance	47,704	43,797
Management fees and other income	21,384	19,957
Total revenues	503,050	443,562
Expenses:
Property operations	117,166	103,542
Tenant reinsurance	9,089	7,042
General and administrative	34,763	29,762
Depreciation and amortization	78,490	67,906
Total expenses	239,508	208,252
Income from operations	263,542	235,310
Interest expense	(80,099)	(42,538)
Interest income	19,438	18,989
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	202,881	211,761
Equity in earnings and dividend income from unconsolidated real estate entities	10,305	9,097
Income tax expense	(4,308)	(3,141)
Net income	208,878	217,717
Net income allocated to Preferred Operating Partnership noncontrolling interests	(2,254)	(4,333)
Net income allocated to Operating Partnership and other noncontrolling interests	(10,320)	(9,805)
Net income attributable to common stockholders	$196,304	$203,579
Earnings per common share
Basic	$1.46	$1.52
Diluted	$1.46	$1.51
Weighted average number of shares
Basic	134,511,273	134,180,175
Diluted	142,940,384	141,581,862
Cash dividends paid per common share	$1.62	$1.50

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three Months Ended March 31, 2023 and 2022 (In thousands) - Unaudited

	For the Three Months Ended March 31,
	2023	2022
Net Income	$208,878	$217,717
Adjusted to exclude:
Equity in earnings and dividend income from unconsolidated real estate entities	(10,305)	(9,097)
Interest expense	80,099	42,538
Depreciation and amortization	78,490	67,906
Income tax expense	4,308	3,141
General and administrative	34,763	29,762
Management fees, other income and interest income	(40,822)	(38,946)
Net tenant insurance	(38,615)	(36,755)
Non same-store rental revenue	(49,870)	(22,185)
Non same-store operating expense	23,925	13,426
Total same-store net operating income	$290,851	$267,507

Same-store rental revenues	384,092	357,623
Same-store operating expenses	93,241	90,116
Same-store net operating income	$290,851	$267,507

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2023 - Unaudited

	For the Year Ending December 31, 2023
	Low End	High End
Net income attributable to common stockholders per diluted share	$5.66	$5.96
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.40	0.40
Net income attributable to common stockholders for diluted computations	6.06	6.36

Adjustments:
Real estate depreciation	2.01	2.01
Amortization of intangibles	0.10	0.10
Unconsolidated joint venture real estate depreciation and amortization	0.13	0.13
Funds from operations attributable to common stockholders	8.30	8.60

Adjustments:

Core funds from operations attributable to common stockholders	$8.30	$8.60

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2023 (In thousands) - Unaudited

	For the Year Ending December 31, 2023
	Low	High

Net Income	$870,750	$906,100
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(53,000)	(54,000)
Interest expense	338,000	335,000
Depreciation and amortization	316,000	316,000
Income tax expense	24,500	23,500
General and administrative	140,000	139,000
Management fees and other income	(86,000)	(87,000)
Interest income	(82,000)	(83,000)
Net tenant reinsurance income	(160,000)	(161,000)
Non same-store rental revenues	(210,000)	(210,000)
Non same-store operating expenses	92,000	92,000
Total same-store net operating income[1]	$1,190,250	$1,216,600

Same-store rental revenues[1]	1,574,000	1,596,600
Same-store operating expenses[1]	383,750	380,000
Total same-store net operating income[1]	$1,190,250	$1,216,600

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2023 same-store pool of 914 stores.